EXHIBIT 4.2

[FORM OF WARRANT]

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SERIES E WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS SERIES E WARRANT.

DOLPHIN ENTERTAINMENT, INC.

SERIES E WARRANT TO PURCHASE COMMON STOCK

Series E Warrant No.: ____________

Date of Issuance: [       ], 2020 (“Issuance Date”)

Initial Exercise Date: [     ], 2020 (“Initial Exercise Date”)

Dolphin Entertainment, Inc., a Florida corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lincoln Park Capital Fund, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Series E Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Series E Warrant”), at any time or times on or after the Initial Exercise Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 207,588 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Series E Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Series E Warrant shall have the meanings set forth in Section 17.  This Series E Warrant is the Series E Warrant issued pursuant to that certain Securities Purchase Agreement, dated as of January 3, 2020 (the “Subscription Date”), by and between the Company and Lincoln Park Capital Fund, LLC, as amended from time to time (the “Securities Purchase Agreement”).

1.

EXERCISE OF SERIES E WARRANT.

(a)

Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Series E Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date (each, an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or email) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Series E Warrant.  Within one (1) Trading Day following an exercise of this Series E Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Series E Warrant Shares as to which this Series E Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds; provided, that the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original of this Series E Warrant in order to effect an exercise hereunder.  Execution and delivery of an Exercise Notice with respect to less than all of the Series E Warrant Shares shall have the same effect as cancellation of the original of this Series E Warrant and issuance of a new Series E Warrant evidencing the right to purchase the remaining number of Series E Warrant Shares.  Execution and delivery of an Exercise Notice for all of the then-remaining Series E Warrant Shares shall have the same effect as cancellation of the original of this Series E Warrant after delivery of the Series E Warrant Shares in accordance with the terms hereof.  On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, substantially in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Series E Warrant Shares initiated on the applicable Exercise Date), the Company shall (i) after the Resale Eligibility Date and provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, which balance account the Holder shall designate in the applicable Exercise Notice or (ii) prior to the Resale Eligibility Date or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and send (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise.  Notwithstanding anything to the contrary contained in this Series E Warrant, after the Resale Eligibility Date, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Series E Warrant Shares for which the Holder has not yet settled. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Series E Warrant Shares with respect to which this Series E Warrant has been exercised, irrespective of the date such Series E Warrant Shares are credited to the Holder’s

DTC account or the date of delivery of the certificates evidencing such Series E Warrant Shares (as the case may be).  If this Series E Warrant is physically surrendered in connection with any exercise pursuant to this Section 1(a) and the number of Series E Warrant Shares represented by this Series E Warrant submitted for exercise is greater than the number of Series E Warrant Shares being acquired upon an exercise and upon surrender of this Series E Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Series E Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Series E Warrant Shares purchasable immediately prior to such exercise under this Series E Warrant, less the number of Series E Warrant Shares with respect to which this Series E Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Series E Warrant, but rather, if any fractional share of Common Stock would otherwise become issuable upon an exercise of this Warrant, the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp, issuance and similar taxes (except to the extent that such tax is in respect of the Holder’s instructions to issue Series E Warrant Shares to a Person other than the Holder), costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Series E Warrant Shares upon exercise of this Series E Warrant.  Notwithstanding the foregoing, except in the case where an exercise of this Series E Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Series E Warrant Shares to the Holder on or prior to the later of (A) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Series E Warrant Shares initiated on the applicable Exercise Date) and (B) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Series E Warrant.  From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program.

(b)

Exercise Price.  For purposes of this Series E Warrant, “Exercise Price” means, with respect to any Exercise Date or other date of determination, $0.7828, subject to adjustment as provided herein.

(c)

Company’s Failure to Timely Deliver Securities.  If the Company shall fail, for any reason or for no reason, to issue to the Holder within two (2) Trading Days after receipt of the applicable Exercise Notice, a certificate (if requested by the Holder) for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Series E Warrant (as the case may be) (a “Delivery Failure”), then (other than as set forth in the penultimate sentence of Section 1(a)), in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Deadline and during such Delivery Failure an amount equal to one percent (1.0%) of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) the Closing Sale Price on the applicable Exercise Date, and (Y) the Holder, upon written notice to the

Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Series E Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise.  In addition to the foregoing, if on or prior to the Share Delivery Deadline date either (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, and the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or (y) after the Resale Eligibility Date, the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Series E Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Series E Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Series E Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Series E Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Series E Warrant Shares multiplied by (B) the price at which the Holder sold such shares of Common Stock in anticipation of the delivery thereof upon such applicable exercise (and if the Holder shall not have sold such shares, the price for purposes of this clause (B) shall equal the Buy-In Price divided by the number of shares of Common Stock described in the immediately preceding clause (A) (the “Buy-In Payment Amount”).  Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Series E Warrant as required pursuant to the terms hereof.

(d)

Cashless Exercise.  Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof a registration statement is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Series E Warrant Shares, then the Holder may, in its sole discretion, exercise this Series E Warrant in whole or in part by means of a “cashless exercise” (a “Cashless Exercise”)

in which the Holder shall be entitled to receive a number of Series E Warrant Shares equal to the quotient obtained by dividing [(A-B) (C)] by (A), where:

A= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

B = the Exercise Price then in effect for the applicable Series E Warrant Shares at the time of such exercise.

C = the number of Series E Warrant Shares that would be issuable upon exercise of this Series E Warrant in accordance with the terms of this Series E Warrant if such exercise were by means of a cash exercise rather than a Cashless Exercise.

If the Series E Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Series E Warrant Shares take on the characteristics of the Series E Warrants being exercised.  For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Series E Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Series E Warrant Shares shall be deemed to have commenced, on the date this Series E Warrant was originally issued pursuant to the Securities Purchase Agreement. The Company agrees not to take any position contrary to this Section 1(d).  The Holder shall include, together with the Exercise Notice, its calculation of the number of Series E Warrant Shares to be issued in respect of the exercise for which such Exercise Notice is delivered, including a “screen shot” from a Bloomberg L.P. terminal or similar documentation of the applicable VWAP used for such calculation.

(e)

Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Series E Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Series E Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f)

Limitations on Exercises.

(i)

Beneficial Ownership Limitations.  The Company shall not effect the exercise of any portion of this Series E Warrant, and the Holder shall not have the right to exercise any portion of this Series E Warrant, pursuant to the terms and conditions of this Series E Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Series E Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Series E Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes, including the Note, or convertible preferred stock or warrants, including any of the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f)(i).  For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.  For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Series E Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing made by the Company with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”).  If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Series E Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares.  For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding in accordance with information obtained from the Transfer Agent.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the

Company, including this Series E Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Series E Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares.  As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares.  Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other Person that is not an Attribution Party of the Holder.  For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Series E Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  No prior inability to exercise this Series E Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Series E Warrant.

(ii)

Principal Market Regulation. The Company shall not issue any shares of Common Stock upon exercise of this Series E Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise (as the case may be) of the Note and the Warrants (as defined in the Securities Purchase Agreement) without breaching the Company’s obligations under the rules of The Nasdaq Capital Market (the number of shares which may be issued without violating such rules being 3,576,790 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Subscription Date, the “Exchange Cap”), except that such limitation shall not apply to the extent that the Company obtains the approval of its shareholders as required by the applicable rules of The Nasdaq Capital Market for issuances of shares of Common Stock in excess of such amount. In the event that the Company is then prohibited from issuing any shares of

Common Stock pursuant to this Section 1(f)(ii) (the “Exchange Cap Shares”), in lieu of issuing and delivering such Exchange Cap Shares to the Holder, the Company shall pay cash to the Holder in exchange for the cancellation of such portion of this Series E Warrant exercisable into such Exchange Cap Shares (the “Exchange Cap Payment Amount”) at a price equal to the sum of (x) the product of (A) such number of Exchange Cap Shares and (B) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such payment under this Section 1(f)(ii) and (y) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any reasonable brokerage commissions, if any, of the Holder incurred in connection therewith.

(g)

Reservation of Shares.

(i)

Required Reserve Amount.  So long as this Series E Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Series E Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Series E Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of Series E Warrants or such other event covered by Section 2(a) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Series E Warrants based on number of shares of Common Stock issuable upon exercise of Series E Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Series E Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series E Warrants shall be allocated to the remaining holders of Series E Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Series E Warrants then held by such holders (without regard to any limitations on exercise).

(ii)

Insufficient Authorized Shares.  If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while any of the Series E Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Series E Warrants then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an

Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.  In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Series E Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Series E Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, and brokerage commissions, if any, of the Holder incurred in connection therewith.  Nothing contained in this Section 1(g)(ii) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

2.

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SERIES E WARRANT SHARES

.  The Exercise Price and number of Series E Warrant Shares issuable upon exercise of this Series E Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)

Stock Dividends and Splits.  Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Series E Warrant Shares that may be purchased upon exercise of this Series E Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Series E Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)

Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a), the number of Series E Warrant Shares that may be purchased upon exercise of this Series E Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Series E Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c)

Other Events.  In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of  stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Series E Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Series E Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(d)

Calculations.  All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(e)

Voluntary Adjustment By Company.  The Company may at any time during the term of this Series E Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company; provided, however, that no adjustment pursuant to this Section 2(e) shall cause the Exercise Price to be less than $0.50 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date).

3.

RIGHTS UPON DISTRIBUTION OF ASSETS.  In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Series E Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series E Warrant (without regard to any limitations or restrictions on exercise of this Series E Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.

PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)

Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, Series E Warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series E Warrant (without regard to any limitations or restrictions on exercise of this Series E Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)

Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Series E Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Series E Warrant a security of the Successor Entity (if other than the Company) evidenced by a written instrument substantially similar in form and substance to this Series E Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Series E Warrant (without regard to any limitations on the exercise of this Series E Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Series E Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the consummation of each Fundamental Transaction, the Successor Entity (if other than the Company) shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Series E Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Series E Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Series E Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Series E Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including, if applicable, its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Series E Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Series E Warrant), as adjusted in accordance with the provisions of this Series E Warrant.  Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Series E Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Series E Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Series E Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Series E Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Series E Warrant).  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c)

Black Scholes Value.

(i)

Fundamental Transaction Redemption.  Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction and (y) the consummation of any Fundamental Transaction (including, without limitation, a Fundamental Transaction that is publicly disclosed or consummated (as the case may be) prior to the Initial Exercise Date) through the date that is thirty (30) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC or other report or statement filed under the 1934 Act or the 1933 Act, the Company or the Successor Entity (as the case may be) shall purchase this Series E Warrant from the Holder by paying to the Holder cash in an amount equal to the Black Scholes Value on or prior to the later of (A) the third (3rd) Business Day immediately following the date of such request from the Holder and (B) the closing date of such Fundamental Transaction.

(d)

Application.  The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Series E Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Series E Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Series E Warrant (or any such other warrant)).

5.

NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, as amended, Bylaws, as amended, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action,  avoid or seek to avoid the observance or performance of any of the terms of this Series E Warrant, and will at all times in good faith carry out all the provisions of this Series E Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Series E Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Series E Warrant.

6.

WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Series E Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Series E Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Series E Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Series E Warrant Shares which it is then entitled to receive upon the due exercise of this Series E Warrant.  In addition, nothing contained in this Series E Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (except upon the Holder’s exercise of this Series E Warrant) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.

REISSUANCE OF WARRANTS.

(a)

Transfer of Warrant.  If this Series E Warrant is to be transferred, the Holder shall surrender this Series E Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Series E Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Series E Warrant Shares being transferred by the Holder and, if less than the total number of Series E Warrant Shares then underlying this Series E Warrant is being transferred, a new Series E Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Series E Warrant Shares not being transferred.

(b)

Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Series E Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Series E Warrant, the Company shall execute and deliver to the Holder a new Series E Warrant (in accordance with Section 7(d)) representing the right to purchase the Series E Warrant Shares then underlying this Series E Warrant.

(c)

Exchangeable for Multiple Warrants.  This Series E Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Series E Warrant or Series E Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Series E Warrant Shares then underlying this Series E Warrant, and each such new Series E Warrant will represent the right to purchase such portion of such Series E Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)

Issuance of New Warrants.  Whenever the Company is required to issue a new Series E Warrant pursuant to the terms of this Series E Warrant, such new Series E Warrant (i) shall be of like tenor with this Series E Warrant, (ii) shall represent, as indicated on the face of such new Series E Warrant, the right to purchase the Series E Warrant Shares then underlying this Series E Warrant (or in the case of a new Series E Warrant being issued pursuant to Section 7(a) or Section 7(c), the Series E Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Series E Warrants issued in connection with such issuance, does not exceed the number of Series E Warrant Shares then underlying this Series E Warrant), (iii) shall have an issuance date, as indicated on the face of such new Series E Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Series E Warrant.

8.

NOTICES.  Whenever notice is required to be given under this Series E Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Series E Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) of each adjustment of the Exercise Price and the number of Series E Warrant Shares, not later than 4:00 p.m., New York time, on the Business Day on which such adjustment was made by the Company, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least five (5) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K or otherwise disclose such information in any other manner compliant with Regulation FD.  If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously file a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company absent manifest error.

9.

AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Series E Warrant (other than Section 1(f)(i)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.

SEVERABILITY.  If any provision of this Series E Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Series E Warrant so long as this Series E Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.

GOVERNING LAW.  This Series E Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Series E Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Holder and the Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each of the Holder and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  EACH OF THE HOLDER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS SERIES E WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.

CONSTRUCTION; HEADINGS.  This Series E Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof.  The headings of this Series E Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Series E Warrant.  Terms used in this Series E Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13.

DISPUTE RESOLUTION.

(a)

Submission to Dispute Resolution.

(i)

In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, the Black Scholes Value or the fair market value or the arithmetic calculation of the number of Series E Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail at any time after the Company or the Holder, as applicable, learned of the circumstances giving rise to such dispute.  If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price, such Black Scholes Value or such fair market value or such arithmetic calculation of the number of Series E Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank  to resolve such dispute.

(ii)

The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the tenth (10th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)

The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)

Miscellaneous.  The Company expressly acknowledges and agrees that (i) this Section 13 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 13, (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (D) whether a Dilutive Issuance occurred, (iii) the terms of this Series E Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (D) whether a Dilutive Issuance occurred) and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Series E Warrant and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 13 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 13 and (v) nothing in this Section 13 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 13).

14.

REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Series E Warrant shall be cumulative and in addition to all other remedies available under this Series E Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Series E Warrant.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Series E Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.  The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Series E Warrant (including, without limitation, compliance with Section 2 hereof).  The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Series E Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Series E Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Series E Warrant or to enforce the provisions of this Series E Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Series E Warrant, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

16.

TRANSFER.  Subject to applicable laws, this Series E Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

17.

CERTAIN DEFINITIONS.  For purposes of this Series E Warrant, the following terms shall have the following meanings:

(a)

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act.  For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e)

“Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination.  If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)

“Black Scholes Value” means the value of the unexercised portion of this Series E Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c)(i) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Series E Warrant as of the date of the Holder’s request pursuant to Section 4(c)(i) and (2) the remaining term of this Series E Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c)(i) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, (B) the consummation of the applicable Fundamental Transaction and (C) the date on which the Holder first became aware of the applicable

Fundamental Transaction (including, without limitation, a Fundamental Transaction that is publicly disclosed, consummated or of which the Holder first becomes aware (as the case may be) prior to the Initial Exercise Date).

(g)

“Bloomberg” means Bloomberg, L.P.

(h)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security immediately prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction effected during the applicable calculation period.

(j)

“Common Stock” means (i) the Company’s shares of common stock, $0.015 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k)

“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l)

“Eligible Market” means the New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or the Principal Market (or any nationally recognized successor to any of the foregoing).

(m)

“Expiration Date” means the date that is the last day of the sixth (6th) month following the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(n)

 “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Series E Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(o)

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(p)

“Note” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

(q)

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(r)

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(s)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(t)

“Principal Market” means the The Nasdaq Capital Market (or any nationally recognized successor thereto).

(u)

“Resale Eligibility Date” means earlier of (i) the date a registration statement filed by the Company under the 1933 Act, covering the resale of the Series E Warrant Shares by the Holder, is declared effective by the SEC (and each prospectus contained therein is available for use on such date), and (ii) the initial date any of the Series E Warrant Shares are eligible to be resold pursuant to Rule 144.

(v)

“SEC” means the United States Securities and Exchange Commission or the successor thereto.

(w)

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(x)

“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(y)

“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(z)

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Series E Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

DOLPHIN ENTERTAINMENT, INC.
By: _________________________________
Name: William O’Dowd, IV
Title: Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
SERIES E WARRANT TO PURCHASE COMMON STOCK

DOLPHIN ENTERTAINMENT, INC.

The undersigned holder hereby elects to exercise the Series E Warrant to Purchase Common Stock No. _______ (the “Series E Warrant”) of Dolphin Entertainment, Inc., a Florida corporation (the “Company”), as specified below.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Series E Warrant.

1.

Form of Exercise Price.  The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐

a “Cash Exercise” with respect to _________________ Series E Warrant Shares; and/or

☐

a “Cashless Exercise” with respect to _______________ Series E Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Series E Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below.  Additionally, if the Holder has elected a Cashless Exercise, attached as Annex A to this Exercise Notice is the Holder’s calculation of the number of Series E Warrant Shares to be issued in respect of the exercise for which such Exercise Notice is delivered, including a “screen shot” from a Bloomberg L.P. terminal or similar documentation of the applicable VWAP used for such calculation.

2.

Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Series E Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Series E Warrant.

3.

Delivery of Series E Warrant Shares.  The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Series E Warrant.  Delivery shall be made to Holder, or for its benefit, as follows:

☐

Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐

Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __, ____ __________________________ Name of Registered Holder
By: ______________________ Name: Title: Tax ID:____________________________ Facsimile:__________________________ E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

DOLPHIN ENTERTAINMENT, INC.
By: _______________________________
Name:
Title: